UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2014

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On March 31, 2014, Sun Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Sun National Bank (the “Bank”), agreed to hire Thomas M. O’Brien, age 63, as President and Chief Executive Officer of the Company and the Bank, subject to prior receipt of regulatory non-objection from the Federal Reserve Board and the Office of the Comptroller of the Currency (collectively the “Regulatory Non-Objections”).  Additionally, Mr. O’Brien has been hired to provide consulting services to the Board of Directors of the Bank for a bi-weekly retainer of $26,963, beginning on April 1, 2014 and ending upon the commencement of his employment after the Regulatory Non-Objections are received.

           An experienced leader in the financial services industry with over 37 years of industry experience, Mr. O’Brien will report to the Boards of Directors of the Company and the Bank.  Mr. O’Brien has served on the boards of BankUnited, Inc. and BankUnited, NA since May 2012. Prior to that, Mr. O’Brien served as President and Chief Executive Officer of State Bank of Long Island/State Bancorp, Inc. from November 2006 to January 2012.  From 2000 to 2006 Mr. O’Brien was President and Chief Executive Officer of Atlantic Bank of NY and, following the acquisition of Atlantic Bank of NY by New York Commercial Bank, continued to serve as President and Chief Executive Officer during the post-closing transition.  From 1996 to 2000, Mr. O’Brien was Vice Chairman and a board member of North Fork Bank and North Fork Bancorporation, Inc.  From 1977 to 1996, Mr. O’Brien was Chairman, President and Chief Executive Officer of North Side Savings Bank.  Mr. O’Brien served as a director of the Federal Home Loan Bank of New York from 2008 to 2012 and served as Chairman of NY Bankers Association in 2007.  Mr. O’Brien is currently Trustee and Chairman of the Audit Committee of Prudential Insurance Company of America $175 Billion Annuity Fund Complex, Vice-Chairman of the Board and Chairman of the Finance Committee of Archcare and Catholic Healthcare Foundation for the Archdiocese of New York. Mr. O’Brien received a B.A. in Political Science from Niagara University in 1972 and an M.B.A. from Iona College in 1982.

           Mr. O’Brien entered into an employment agreement with the Company (the “Employment Agreement”) providing for an at-will employment relationship, which is expected to commence on the first business day following receipt of the Regulatory Non-Objections.  The following description is qualified in its entirety by reference to the terms of the Employment Agreement, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.  The Board of Directors is also required under the Employment Agreement to take all actions necessary to appoint Mr. O’Brien as a director of the Company and the Bank and to the Executive Committee of each of the Boards of Directors of the Company and the Bank, and to nominate him for election by the Company’s shareholders as a member of the Board of Directors of the Company.

Mr. O’Brien’s initial base salary will be $700,000 per year.  Under the Employment Agreement, Mr. O’Brien will have an opportunity to receive annual cash incentives.  Each year that Mr. O’Brien remains employed by the Company, he will be eligible to receive a cash incentive award, with a target award opportunity of not less than 75% of his annual base salary as in effect when the applicable performance goals are established, with any such goals to be mutually developed and agreed upon by Mr. O’Brien and the Compensation Committee of the Company’s Board of Directors within the first 90 days of the performance period; provided that, for the 2014 fiscal year, Mr. O’Brien’s annual bonus is guaranteed at 75% of his base salary, pro-rated based upon the number of months that he is employed by the Company during the year.

Commencing with the 2015 fiscal year, Mr. O’Brien will be granted an annual equity award (in the form of restricted stock and/or stock options based on mutually agreed upon performance goals) with a grant date value of not less than 75% of his annual base salary as in effect at the time that such performance goals are established.  Such awards will vest at the rate of one-third (1/3) after 24 months, one-third (1/3) after 36 months, and one-third (1/3) after 48 months from the date of grant, subject to Mr. O’Brien remaining employed with the Company; provided that, upon his termination of employment due to death or “disability”  (as defined in the Employment Agreement), awards that would otherwise vest within 18 months of the date of such termination without regard to such death or disability would vest.  For the 2014 fiscal year, Mr. O’Brien will receive an equity award with a grant date value equal to 75% of his annual base salary, pro-rated based upon the number of months employed by the Company during 2014.  Upon termination of employment other than termination for “cause” (as defined in the Employment Agreement), options to purchase the Company’s common stock (“Common Stock”) that are, or that then become, exercisable will remain exercisable for one year following termination, provided that the Mr. O’Brien remains in compliance with certain terms contained in the Employment Agreement.

Upon the first day on which Mr. O’Brien commences employment, he will be granted a stock option to purchase 500,000 shares of Common Stock (the “Initial Option”) with an exercise price equal to the fair market value of the Common Stock underlying the Initial Option on the date of grant.  The Initial Option will vest at the rate of 100% on the date that is two years following the date that Mr. O’Brien commences his employment, subject to his remaining employed on the vesting date; provided that, the unvested portion of the Initial Option would vest immediately in full upon Mr. O’Brien’s termination of employment due to death or disability.  In the event of termination of employment other than termination for cause, if the Initial Option is exercisable at the time of such termination of employment, it will remain exercisable for one year following termination, provided that the Mr. O’Brien remains in compliance with certain terms contained in the Employment Agreement.

If Mr. O’Brien purchases Common Stock directly from the Company with his own funds, up to a maximum aggregate purchase of $1 million, during the period beginning immediately following the filing of this Current Report on Form 8-K with the Securities and Exchange Commission and ending 60 days after the Company and Mr. O’Brien enter into a change in control and severance agreement (after first receiving regulatory approval thereof) (the “Purchased Shares”), within five business days following each such purchase (but in no event before the later of the date that Mr. O’Brien becomes employed as President and Chief Executive Officer and July 1, 2014), Mr. O’Brien will be awarded matching shares of restricted stock by the Company in an amount equal to 1.5 shares of Common Stock for each one Purchased Share (“Matching Stock”).  Matching Stock will vest at the rate of one-third (1/3) after 24 months, one-third (1/3) after 36 months, and one-third (1/3) after 48 months from the date Mr. O’Brien commences employment with the Company, subject to his remaining employed on the vesting date, provided that, upon his termination of employment due to death or disability, awards that would otherwise vest within 18 months of the date of termination of employment without regard to such death or disability would vest upon such termination of employment.  Any dividends paid on the Common Stock will be paid on the Purchased Shares and Matching Stock at the same time and on the same terms and without regard to whether such shares are then vested, provided that such shares of Matching Stock have not previously been forfeited.  Matching Stock which has previously become vested will nevertheless be subject to restrictions on sale and transfer until following the first to occur of Mr. O’Brien’s termination of employment for any reason and a “change in control” of the Company (as defined in the Employment Agreement).  In the event of termination of employment prior to the Matching Stock becoming vested, such unvested Matching Stock will be forfeited as of the date of such termination of employment and the restrictions on sale and transfer of such unvested Matching Stock will not be removed.  The Purchased Shares will be subject to a holding period of 36 months from the date of purchase, but in no event later than the first to occur of Mr. O’Brien’s termination of employment for any reason and a Change in Control of the Company.  The Company is required to cause any equity awards to be received under the Employment Agreement to be registered with the Securities and Exchange Commission.

Upon the commencement of his employment, Mr. O’Brien will also be entitled to participate in any employee benefits, fringe benefits, perquisites and expense reimbursements that the Company or the Bank offers to full-time employees or other members of executive management, as disclosed in the Company’s most recent proxy statement, except that Mr. O’Brien will not be entitled to participate in the Company’s Management Committee and Shared Services Incentive Compensation Plan (with respect to annual cash incentives or annual equity awards) or its proposed 2014 Performance Equity Plan.  Mr. O’Brien will also receive a temporary housing allowance and relocation assistance (which includes the payment of customary closing costs on the purchase of a new home and reimbursement of moving expenses).

The Employment Agreement also contains customary non-solicitation, non-competition and non-disclosure provisions.

Section 7 -- Regulation FD

Item 7.01                      Regulation FD Disclosure.

A press release regarding the Company’s agreement to hire Mr. O’Brien is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10	Employment Agreement, dated March 31, 2014, by and between Sun Bancorp, Inc. and Thomas M. O’Brien.

99	Press Release dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: April 2, 2014	By:	/s/ Sidney R. Brown
Sidney R. Brown Chairman, Interim President and Chief Executive Officer